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                                                                EXHIBIT 10.11

                                                                MASON INTERMODAL

                      FIRST AMENDMENT TO SECURITY AGREEMENT

      THIS AMENDMENT is made and entered into on this the 29th day of June, 2004, by and between MASON DIXON INTERMODAL, INC., a Michigan corporation, whose address is 11355 Stephens Road, Warren, Michigan 48089, party of the first part, hereinafter called "Grantor," and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association, whose address is 165 Madison Avenue, Memphis, Tennessee 38103, Attention: Commercial Finance Division, party of the second part, hereinafter called the "Bank."

                                Recitals of Fact

      Grantor as Debtor, has heretofore made, executed and delivered to the Bank, as Secured Party, that certain Security Agreement ("Security Agreement") bearing date of the 11th day of May, 2004, for the purpose of securing the payment of certain Obligations, as mentioned and defined in the Security Agreement.

      Grantor, together with Universal Truckload Services, Inc. ("Universal Truckload"), Universal Am-Can, Ltd. ("Universal Am-Can"), The Mason and Dixon Lines, Incorporated ("Mason Dixon"), Economy Transportation, Inc. ("Economy") and Louisiana Transportation, Inc. ("Louisiana"), has this day made, executed and delivered to the Bank its Amended and Restated Revolving Credit Note in the principal sum of Forty Million Dollars ($40,000,000.00); and as a result thereof, the parties desire to modify and amend the Security Agreement as hereinafter provided.

      NOW, THEREFORE, for and in consideration of the premises, as set forth in the Recitals of Fact, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                   Agreements

      1. Paragraphs 3(a), 3(b) and 3(c) of the Security Agreement are hereby modified and amended to read as follows:

            (a) The full and prompt payment, when due, of the indebtedness (and interest thereon) evidenced and to be evidenced by that certain promissory note, bearing date of the 31st day of December, 2001, in the principal sum of Twenty Million Dollars ($20,000,000.00), executed by Universal Truckload, Mason Dixon and Universal Am-Can and payable to the order of Bank, as amended by that Amended and Restated Promissory Note dated May 11, 2004, in the principal sum of Twenty Million Dollars ($20,000,000.00), executed by Universal Truckload, Mason Dixon, Universal Am-Can and the Grantor as amended and restated by that Second Amended and Restated Promissory Note dated June 29, 2004 in the principal sum of Forty Million Dollars ($40,000,000.00), executed by Universal Truckload, Mason Dixon, Grantor, Universal Am-Can. Economy, and Louisiana and payable to the order of the Bank, and any and all renewals, modifications, and extensions of said note, in whole or in part;

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            (b) The due performance and observance by the Grantor, Universal
      Truckload, Mason Dixon, Economy, Louisiana and/or Universal Am-Can, as applicable, of all of its covenants, agreements, representations, liabilities, obligations, and undertakings as set forth herein, or in the Loan Agreement (as the same may be modified, renewed or extended from time to time), or in the Universal Security Agreement, the Mason Intermodal Security Agreement, the Economy Security Agreement, the Louisiana Security Agreement or in any other instrument or document which now or at any time hereafter evidences or secures, in whole or in part, all or any part of the Obligations hereby secured; and

            (c) The prompt payment and performance of any and all other present and future obligations of Grantor, Universal Am-Can, Mason Dixon, Economy, Louisiana or Universal Truckload to Bank with respect to any letters of credit issued at any time by Bank for the benefit of Grantor, Universal Am-Can, Mason Dixon, Louisiana Economy, Universal or Universal Truckload under the Loan Agreement.

      2. All references in the Security Agreement to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended by First Amendment to Loan Agreement dated May 11, 2004, executed by Grantor, Universal Truckload, Universal Am-Can, Mason Dixon and the Bank, as amended by the Second Amendment to Loan Agreement dated June 29, 2004, executed by Grantor, Universal
Truckload, Universal Am-Can, Mason Dixon, Economy, Louisiana and the Bank.

      3. All Capitalized terms not defined in the Security Agreement as amended shall have the definitions set forth in the Loan Agreement.

      4. All terms and provisions of the Security Agreement, which are inconsistent with the terms and provisions of this Amendment are hereby modified and amended to conform herewith; and, as modified and amended hereby, the Security Agreement is hereby ratified, approved and confirmed by the parties hereto.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in Memphis, Tennessee, by their respective officers, duly authorized so to do, on this the day and year first above written.

                                       MASON DIXON INTERMODAL, INC.

                                       By: /s/ Joe Rubino
                                           ------------------------------------
                                       Title: President

                                                                         GRANTOR

                                       FIRST TENNESSEE BANK
                                       NATIONAL ASSOCIATION

                                       By: /s/ Gavin Turner
                                           ------------------------------------
                                       Title: Loan Officer

                                                                            BANK



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